UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2026
Sprinklr, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40528	45-4771485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 9th Avenue 12th Floor New York, New York		10001
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00003 per share	CXM	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2026, Sprinklr, Inc. (the “Company”) held its annual meeting of stockholders virtually via a live audio webcast (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission on May 1, 2026 (the “Proxy Statement”). The following is a brief description of each matter voted on and the certified results, including the number of votes cast for, against or withheld, as applicable, and the number of abstentions and broker non-votes, as applicable, with respect to each matter.

1. Stephen M. Ward, Jr. was elected to serve as a Class II director of the Company’s Board of Directors until the Company’s annual meeting of stockholders to be held in 2029 and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Stephen M. Ward, Jr.	1,054,959,904	21,324,677	18,769,926

2. Stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,073,577,955	2,628,752	77,874	18,769,926

3. Stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2027. The voting results were as follows:

Votes For	Votes Against	Abstentions
1,094,607,329	327,626	119,552

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2026	Sprinklr, Inc.

	By:	/s/ Jacob Scott
Jacob Scott
General Counsel & Corporate Secretary